Exhibit 99

                         Form 3 Joint Filer Information

Name:  NationsBanc Montgomery Holdings Corporation

Address:  Bank of America Corporate Center, 100 N. Tryon Street

          Charlotte, NC  28255

Designated Filer: Bank of America Corporation

Issuer and Ticker Symbol:  Nexstar Broadcasting Group Inc. ("NXST")

Date of Event Requiring Statement:  11/28/2003

Signature: By: /s/ Neil A. Cotty,
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               President, NationsBanc Montgomery Holdings Corporation



Name:  NB Holdings Corporation

Address:  Bank of America Corporate Center, 100 N. Tryon Street

          Charlotte, NC  28255

Designated Filer:  Bank of America Corporation

Issuer and Ticker Symbol:  Nexstar Broadcasting Group Inc. ("NXST")

Date of Event Requiring Statement:  11/28/2003

Signature: By: /s/ Charles F. Bowman,
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               Senior Vice President, NB Holdings Corporation



Name:  Banc of America Securities LLC

Address:  9 West 57th Street

          New York, New York  10019

Designated Filer:  Bank of America Corporation

Issuer and Ticker Symbol:  Nexstar Broadcasting Group Inc. ("NXST")

Date of Event Requiring Statement:  11/28/2003

Signature: By: /s/ Frank J. Murphy,
               ------------------------------------------------------
               Chief Legal Officer, Banc of America Securities LLC